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                                                               EXHIBIT NO. 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our report dated May 1, 1997, on our audits of the consolidated financial statements and related financial statement schedule of valuation and qualifying accounts of Dynatech Corporation. We also consent to the references to our firm under the caption "Experts."

                                            Coopers & Lybrand L.L.P.

Boston, Massachusetts

April 27, 1998